UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      November 17, 2005

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut

(State or Other Jurisdiction of Incorporation)

000-49784	06-1609692

(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut	06510

(Address of Principal Executive Offices)	(Zip Code)

(203) 782-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Section 1—Registrant’s Business and Operations

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 9.01 Financial Statements and Exhibits

Section 1: Registrants Business and Operations

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2005, Southern Connecticut Bancorp, Inc. (AMEX:SSE) (“Bancorp”) issued a press release indicating that Ms. Carlota I. Grate will be Senior Vice President and Chief Financial Officer of Bancorp, and its two wholly-owned subsidiaries, The Bank of Southern Connecticut, (TBSC), and The Bank of Southeastern Connecticut, (TBSEC), (In Organization), effective on or about November 30, 2005. The press release is attached hereto as Exhibit 99.1.

Ms. Grate is a Certified Public Accountant and is the former Director of Financial Reporting at MassMutual in Springfield, Massachusetts.

Bancorp anticipates that a change of control agreement will be executed between Bancorp and Ms. Grate, at which time the material terms of that agreement will be disclosed.

The information contained in this Item 5.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in Item 5.02 and in Exhibit 99.1 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired:

Not applicable.

(b)	Pro Forma Financial Information:

Not applicable.

(c)	Exhibits:

Exhibit Number	Description

99.1
Press release of Southern Connecticut Bancorp, Inc. dated November 17, 2005, reporting that Ms. Carlota I. Grate will be Senior Vice President, Chief Financial Officer of Southern Connecticut Bancorp, Inc., The Bank of Southern Connecticut, and The Bank of Southeastern Connecticut, (In Organization).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2005	SOUTHERN CONNECTICUT BANCORP, INC. By: /s/ Michael M. Ciaburri Name: Michael M. Ciaburri Title: Director, President & Chief Operating Officer